STANDARD & POOR'S         Frank A. Ciccotto, Jr.      55 Water Street-45th Floor
                          Senior Vice President              New York, NY  10041
                          Securities Evaluations             (212) 438-4417  Tel
                                                             (212) 438-7748  Fax
                                                      frank_ciccottojr@sandp.com




December 17, 2013

First Trust Portfolios L.P.
120 East Liberty Drive

Suite 400
Wheaton, Illinois  60187

Re:      The First Trust Combined Series 431

Gentlemen:

We have examined the Registration Statement File No. 333-192352, for the referenced Trust and acknowledge that Standard & Poor's Securities Evaluations, Inc., is determining the evaluation of the Securities identified in that Registration Statement at the opening of business on the initial date of deposit for The First Trust Combined Series 431. We hereby consent to the reference to Standard & Poor's Securities Evaluations, Inc. as so determining the evaluation of those Securities at the opening of business on the initial date of deposit.

You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

Sincerely,

Frank A. Ciccotto, Jr.